UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported):  APRIL  18,  2006

                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


         DELAWARE                 0-3936          11-1826363
(State or other jurisdiction   (Commission      (IRS Employer
   of incorporation)           File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300

                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to
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[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On April 18, 2006, the Board of Directors of Orbit International Corp. (the "Company") elected H. William Coogan, Jr. to its Board of Directors. Mr. Coogan is expected to be named to the Company's Audit, Compensation and Nominating and Corporate Governance Committees. There are no arrangements or understandings between Mr. Coogan and any other person pursuant to which he was selected as a director. Mr. Coogan had no material interest in any relationship or transaction with the Company during the last two years.

     Mr. Coogan is Chief Executive Officer of Firstmark Corp. ("Firstmark"), whose wholly-owned subsidiary, Firstmark Aerospace, manufactures components and sub-assemblies for the aerospace marketplace. Mr. Coogan has been with Firstmark since December 2002. Prior thereto, Mr. Coogan was Co-Chief Operating Officer of Rothschild North American's mergers and acquisitions business in New York. Earlier, he was a Management Partner at CS First Boston (now Credit Suisse) and head of investment banking at Wheat First Butcher Singer (now Wachovia Securities). He earned his undergraduate degree from the University of Vermont (B.S.) and his MBA from the University of Virginia.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     April 19, 2006


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President